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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 12, 2004
                                                        ------------------



                                  M-WAVE, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)



    Delaware                       33-45449                     36-3809819
    --------                       --------                     ----------
(State or other                (Commission File                (IRS Employer
jurisdiction of                    Number)                   Identification No.)
 incorporation)



       475 Industrial Drive, West Chicago, Illinois       60185
       ----------------------------------------------------------
       (Address of principal executive offices)         (Zip Code)



        Registrant's telephone number, including area code: (630)562-5550
                                                            -------------

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                 Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (a) On September 12, 2004, Lavern D. Kramer resigned from his position as a Class III Director of M-Wave, Inc. To our knowledge, Mr. Kramer's resignation was not due to any disagreement with the registrant. Mr. Kramer was a member of our Audit Committee and our Compensation Committee.

         (b) On September 12, 2004, our board of directors appointed Carl R. Klein as a Class III Director and Chairman of the Board. Mr. Klein replaces Mr. Kramer and will serve the remainder of Mr. Kramer's term, which will expire at the 2007 annual meeting of stockholders. Mr. Klein was appointed to the Compensation Committee of our Board of Directors. Mr. Klein is a partner in the law firm of Freeborn & Peters, LLP, which has been the registrant's outside general counsel since 2003.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                                          M-WAVE, INC.
                                             -----------------------------------
                                                          (Registrant)



                                             By /s/ Jim M. Mayer
                                                --------------------------------
                                                    Jim M. Mayer
                                                    Chief Executive Officer
Dated: September 15, 2004